UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 29, 2015 (October 26, 2015)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2015, H. Baird Whitehead resigned as President and Chief Executive Officer of Penn Virginia Corporation (the “Company”) effective immediately. Mr. Whitehead will continue to serve as a director of the Company.

On the same day, the Board of Directors of the Company (the “Board”) elected Edward B. Cloues, II, Chairperson of the Board, to serve as interim Chief Executive Officer. Mr. Cloues, age 67, served as Chairman of the Board and Chief Executive Officer of K-Tron International, Inc., a provider of material handling equipment and systems, from January 1998 until its sale in April 2010, and was a director of that company from July 1985 to April 2010. Prior to joining K-Tron International, Inc. as its Chairman of the Board and Chief Executive Officer, Mr. Cloues was a Partner at Morgan, Lewis & Bockius LLP, a global law firm, from October 1979 to January 1998. Mr. Cloues has served as the non-executive Chairman of the Board of the Company since May 2011. He also serves as the non-executive Chairman of the Board of AMREP Corporation (director since September 1994 and Chairman since January 1996) and on the board of directors of Hillenbrand, Inc. (since April 2010). Mr. Cloues served as a director (since January 2003) and as the non-executive Chairman of the Board (since July 2011) of PVR GP, LLC, the general partner of PVR Partners, L.P., until its sale in March 2014.

As interim Chief Executive Officer, Mr. Cloues will earn a base salary of $625,000 per year, and he will not be eligible for a cash bonus related to 2015. He will be entitled to the same benefits as the other executives of the Company, except that Mr. Cloues also receives cash allowance equal to the health insurance premium that the Company would have paid for him and his spouse had he participated in the Company’s health insurance program. He will receive a one-time grant of 100,000 restricted stock units, which will vest 30 days after the later of (a) the date on which he ceases to be an officer of the Company or (b) the date on which he ceases to be a director of the Company. He will also receive quarterly restricted stock unit grants equal in value to the quarterly equity grants received by the non-employee directors of the Company (currently $30,000 per quarter); provided, that, if the quarterly equity grants of the non-employee directors are replaced with a different form of compensation (whether in the same or different value), Mr. Cloues shall be entitled to receive such replacement compensation in lieu of the quarterly restricted stock unit grants. He will no longer receive any compensation as a non-employee director.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2015, the Board amended the Company’s Amended and Restated Bylaws to delete the requirement that the Company have a president.

A copy of the Company’s Amended and Restated Bylaws, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 26, 2015, the Company announced the retirement of Mr. Whitehead and the election of Mr. Cloues as interim Chief Executive Officer. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of Penn Virginia Corporation.

99.1	Press release dated October 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2015

Penn Virginia Corporation

By:	/s/ NANCY M. SNYDER
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Penn Virginia Corporation.

99.1	Press release of Penn Virginia Corporation dated October 26, 2015.